LIMITED POWER OF ATTORNEY WTI FUND X, LLC

The undersigned, as Chief Executive Officer of WTI Fund X, LLC, 104 La Mesa Drive, Suite 102, Portola Valley, CA 94028 (the "Company") constitutes and appoints each of Gwendolyn Williamson and Adrian Torres, 700 13th Street, NW, Suite 800, Washington, DC, 20005, as its true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned's capacity as Vice President of Finance, in the furtherance of the business and affairs of the Company to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with any applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission ("SEC") in respect thereof, in connection with the filing of (i) the Uniform Application for Access
  Codes to File on EDGAR on Form ID and, if necessary, an EDGAR Passphrase Update; and (ii) Form 3, Form 4 and/or Form 5, as applicable. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.


In witness, by signing this instrument I affirm all that is written above.
Dated: July 15, 2021



	/s/ Maurice Werdegar
Maurice Werdegar
Chief Executive Officer